Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO	David K. Skeens, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6347 dskeens@nbbank.com

National Bankshares, Inc. Reports Income for Third Quarter and Nine Months Ended September 30, 2019

BLACKSBURG, VA., October 17, 2019 – National Bankshares, Inc. (the “Company”) (NASDAQ: NKSH), parent company of The National Bank of Blacksburg, today reported net income of $4.25 million, or $0.65 per common share, for the quarter ended September 30, 2019. Net income was $12.69 million or $1.92 per common share, for the nine months ended September 30, 2019. At September 30, 2019, the Company had total assets of $1.27 billion.

Highlights for the Nine Months Ended September 30, 2019

●	Net income increased $1.10 million from $11.59 million for the nine months ended September 30, 2018 to $12.69 million for the nine months ended September 30, 2019.

●	Earnings per share increased $0.25 from $1.67 for the nine months ended September 30, 2018 to $1.92 for the nine months ended September 30, 2019.

●	Return on average assets increased to 1.34% for the nine months ended September 30, 2019, from 1.28% for the nine months ended September 30, 2018.

●	Return on average equity increased to 9.13% for the nine months ended September 30, 2019, from 8.61% for the nine months ended September 30, 2018.

●	In spite of curtailments totaling more than $10 million, net loans increased $20.90 million or 3.01% from September 30, 2018 to $715.03 million as of September 30, 2019.

●	The Company repurchased 16,000 common shares during the third quarter.

“National Bankshares continues to perform well in 2019 with another strong quarterly result,” said F. Brad Denardo, Chairman, President and CEO. “We believe that our focus on making quality loans, providing outstanding customer service and increasing efficiencies will allow us to deliver above-average results for our shareholders now and well into the future.”

Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include the efficiency ratio and certain financial measures presented on a fully taxable-equivalent (“FTE”) basis. FTE basis is calculated using the federal statutory income tax rate of 21%. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 25 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	September 30, 2019	September 30, 2018	December 31, 2018
Assets
Cash and due from banks	$14,206	$11,533	$12,882
Interest-bearing deposits	135,490	28,328	43,491
Securities available for sale, at fair value	334,150	448,485	425,010
Restricted stock	1,220	2,708	1,220
Total securities	335,370	451,193	426,230
Mortgage loans held for sale	2,333	1,027	72
Loans:
Loans, net of unearned income and deferred fees and costs	722,287	701,834	709,799
Less: allowance for loan losses	(7,262)	(7,713)	(7,390)
Loans, net	715,025	694,121	702,409
Premises and equipment, net	8,993	8,727	8,646
Operating lease right of use asset	2,351	---	---
Accrued interest receivable	4,233	5,589	5,160
Other real estate owned, net	1,470	2,214	2,052
Intangible assets and goodwill	5,848	5,861	5,848
Bank-owned life insurance	35,338	34,434	34,657
Other assets	12,064	15,262	14,585
Total assets	$1,272,721	$1,258,289	$1,256,032

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$217,720	$199,953	$195,441
Interest-bearing demand deposits	580,533	584,305	616,527
Savings deposits	145,188	141,751	138,175
Time deposits	124,586	96,167	101,799
Total deposits	1,068,027	1,022,176	1,051,942
Other borrowed funds	---	35,000	---
Accrued interest payable	133	165	89
Operating lease liability	2,358	---	---
Other liabilities	14,215	12,791	13,763
Total liabilities	1,084,733	1,070,132	1,065,794

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,489,574 shares at September 30, 2019 and 6,957,974 shares at September 30, 2018 and December 31, 2018	8,112	8,698	8,698
Retained earnings	184,016	193,445	193,625
Accumulated other comprehensive loss, net	(4,140)	(13,986)	(12,085)
Total stockholders' equity	187,988	188,157	190,238
Total liabilities and stockholders' equity	$1,272,721	$1,258,289	$1,256,032

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except for share and per share data)	2019	2018	2019	2018
Interest Income
Interest and fees on loans	$8,548	$8,005	$25,277	$23,159
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	407	111	1,048	509
Interest on securities - taxable	1,565	1,771	4,851	5,125
Interest on securities - nontaxable	768	1,058	2,543	3,362
Total interest income	11,288	10,945	33,719	32,155
Interest Expense
Interest on time deposits	523	107	1,239	344
Interest on other deposits	1,342	1,034	4,333	3,023
Interest on borrowed funds	---	104	---	104
Total interest expense	1,865	1,245	5,572	3,471
Net interest income	9,423	9,700	28,147	28,684
Provision for loan losses	95	223	350	93
Net interest income after provision for loan losses	9,328	9,477	27,797	28,591
Noninterest Income
Service charges on deposit accounts	643	673	1,840	2,037
Other service charges and fees	46	20	149	87
Credit card fees	350	362	1,015	1,071
Trust income	440	355	1,208	1,131
Bank-owned life insurance	230	222	681	678
Other income	227	282	1,368	801
Realized securities gain, net	162	---	182	---
Total noninterest income	2,098	1,914	6,443	5,805
Noninterest Expense
Salaries and employee benefits	3,823	3,639	11,446	10,878
Occupancy and furniture and fixtures	468	433	1,410	1,396
Data processing and ATM	823	684	2,363	2,024
FDIC assessment	---	88	167	269
Intangibles and goodwill amortization	---	12	---	37
Net cost of other real estate owned	17	274	45	523
Franchise taxes	343	314	990	965
Write-down of insurance receivable	---	---	---	2,010
Other operating expenses	912	1,019	2,883	2,949
Total noninterest expense	6,386	6,463	19,304	21,051
Income before income tax expense	5,040	4,928	14,936	13,345
Income tax expense	788	677	2,247	1,757
Net Income	$4,252	$4,251	$12,689	$11,588
Basic net income per share	$0.65	$0.61	$1.92	$1.67
Fully diluted net income per share	$0.65	$0.61	$1.92	$1.67
Weighted average number of common shares outstanding
Basic	6,499,957	6,957,974	6,611,354	6,957,974
Diluted	6,499,957	6,957,974	6,611,354	6,957,974
Dividends declared per share	---	---	$0.67	$0.58
Dividend payout ratio	---	---	34.35%	34.83%
Book value per share	---	---	$28.97	$27.04

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended September 30,
($ in thousands)	2019	2018
Net income	$4,252	$4,251

Other Comprehensive Income (Loss), Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of $146 at September 30, 2019 and ($517) at September 30, 2018	544	(1,945)
Reclassification adjustment for gain included in net income, net of tax of ($34) for the period ended September 30, 2019	(128)	---
Other comprehensive income (loss), net of tax	$416	$(1,945)
Total Comprehensive Income	$4,668	$2,306

	Nine Months Ended September 30,
($ in thousands)	2019	2018
Net income	$12,689	$11,588

Other Comprehensive Income (Loss), Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of $2,149 at September 30, 2019 and ($1,378) at September 30, 2018	8,089	(5,182)
Reclassification adjustment for gain included in net income, net of tax of ($38) for the period ended September 30, 2019	(144)	---
Unrealized holding gain on securities transferred from held to maturity to available for sale, net of tax of $237 for the period ended September 30, 2018	---	891
Other comprehensive income (loss), net of tax	$7,945	$(4,291)
Total Comprehensive Income	$20,634	$7,297

Key Ratios and Other Data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2019	2018	2019	2018
Average Balances
Cash and due from banks	$11,590	$11,026	$11,367	$11,123
Interest-bearing deposits	75,581	22,432	61,209	39,366
Securities available for sale	376,792	459,745	397,235	387,210
Securities held to maturity	---	---	---	73,690
Restricted stock	1,220	1,899	1,220	1,443
Mortgage loans held for sale	914	592	509	350
Gross Loans	721,238	694,606	717,667	677,363
Loans, net	713,463	686,366	709,766	669,116
Intangible assets	5,848	5,868	5,848	5,881
Total assets	1,250,473	1,254,055	1,253,245	1,254,684
Total deposits	1,050,817	1,037,798	1,052,855	1,051,123
Other borrowings	---	15,978	---	5,385
Stockholders' equity	183,273	187,996	184,286	186,078
Interest-earning assets	1,171,425	1,186,219	1,177,688	1,186,623
Interest-bearing liabilities	847,489	856,299	854,458	866,323

Financial Ratios
Return on average assets (1)	1.35%	1.34%	1.34%	1.28%
Return on average equity(1)	9.20%	8.97%	9.13%	8.61%
Net interest margin	3.30%	3.38%	3.31%	3.37%
Net interest income-fully taxable equivalent	$9,748	$10,096	$29,186	$29,886
Efficiency ratio(2)	53.91%	53.81%	55.01%	53.35%
Average equity to average assets	14.66%	14.99%	14.70%	14.83%

Allowance for Loan Losses
Beginning balance	$7,304	$7,579	$7,390	$7,925
Provision for losses	95	223	350	93
Charge-offs	(188)	(147)	(696)	(487)
Recoveries	51	58	218	182
Ending balance	$7,262	$7,713	$7,262	$7,713

(1)

Return on average assets and return on average equity are calculated by annualizing net income to date. For the nine months ended September 30, 2019, the annualization factor was not applied to the insurance recovery. For nine months ended September 30, 2018, the annualization factor was not applied to the insurance write-off.

(2)

Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis.

Asset Quality Data

(Unaudited)

($ in thousands)	September 30,
	2019	2018
Nonperforming Assets
Nonaccrual loans	$698	$220
Nonaccrual restructured loans	3,378	2,856
Total nonperforming loans	4,076	3,076
Other real estate owned	$1,470	$2,214
Total nonperforming assets	$5,546	$5,290
Accruing restructured loans	1,879	7,843
Loans 90 days or more past due	$212	$63

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	0.77%	0.75%
Allowance for loans losses to total loans	1.01%	1.10%
Allowance for loan losses to nonperforming loans	178.16%	250.75%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.03%	0.01%